As filed with the Securities and Exchange Commission on August 28, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Silicon Motion Technology Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8F-1, No. 36, Taiyuan St.

Jhubei City, Hsinchu County 302

Taiwan

(Address of principal executive offices)

Silicon Motion Technology Corporation

Amended and Restated

2005 Equity Incentive Plan

(Full title of the plan)

PTSGE Corp.

925 Fourth Avenue, Suite 2900

Seattle, WA 98104

(206) 623-7580

(Name, address and telephone number of agent for service)

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value US$0.01 per share	15,000,000 shares	$3.28	$49,200,000	$2,745.36

(1)	American Depositary Shares issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-125801) filed with the Commission. Each American Depositary Share represents four ordinary shares.
(2)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and sold as a result of anti-dilution provisions described in the above-referenced plan.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act based on the average of the high and low reported sales prices of the Registrant’s American Depositary Shares as reported on the NASDAQ Global Select Market on August 25, 2009.

EXPLANATORY NOTE

This Form S-8 is being filed for the purpose of registering an additional 15,000,000 ordinary shares, par value, US $0.01 per share, of Silicon Motion Technology Corporation (the “Registrant”) for issuance under the Registrant’s Amended and Restated 2005 Equity Incentive Plan (the “Plan”). On June 29, 2009, the board of directors of the Registrant approved an increase in the number of ordinary shares available for issuance under the Plan from 25,000,000 to 40,000,000 ordinary shares. Such ordinary shares are additional securities of the same class as other securities for which a previous registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on January 23, 2006 (File No. 333-131219). Pursuant to General Instruction E of Form S-8, the contents of the above listed registration statement are incorporated by reference herein, except for Items 3 and 8 of such previously filed registration statement, which are replaced and superseded with the Items 3 and 8 set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

1.	The Registrant’s Annual Report on Form 20-F (File No. 000-51380) for the fiscal year ended December 31, 2008;

2.	Reports of Foreign Private Issuer on Form 6-K filed on February 6, 2009; April 9, 2009; April 14, 2009; April 30, 2009; May 14, 2009; June 30, 2009; July 9, 2009; and August 3, 2009; and

3.	The description of the Registrant’s ordinary shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 23, 2005.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibits
5.1	Opinion of Conyers Dill & Pearman

23.1	Consent of Deloitte & Touche

23.2	Consent of Conyers Dill & Pearman

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan on August 28, 2009.

SILICON MOTION TECHNOLOGY CORPORATION

By:	/s/ Wallace C. Kou
Wallace C. Kou,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Chow and Wallace C. Kou, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 28, 2009, in the capacities indicated.

Signature	Title

/s/ Wallace C. Kou Wallace C. Kou	President and Chief Executive Officer and Director (principal executive officer)

/s/ Riyadh Lai Riyadh Lai	Chief Financial Officer (principal financial and accounting officer)

/s/ James Chow James Chow	Chairman of the Board of Directors

Henry Chen	Director

/s/ Tsung-Ming Chung Tsung-Ming Chung	Director

/s/ C.S. Ho C.S. Ho	Director

/s/ Lien-Chun Liu Lien-Chun Liu	Director

Yung-Chien Wang	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Silicon Motion Technology Corporation has signed this Registration Statement or amendment thereto in Taipei, Taiwan, on August 28, 2009.

By:	/s/ Wallace C. Kou
Wallace C. Kou,
President and Chief Executive Officer

INDEX TO EXHIBITS

No.	Description	Method of Filing
5.1	Opinion of Conyers Dill & Pearman	Filed herewith electronically

23.1	Consent of Deloitte & Touche	Filed herewith electronically

23.2	Consent of Conyers Dill & Pearman	Included in opinion filed as Exhibit 5.1

24.1	Power of Attorney	Included on signature page of Registration Statement